UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Standard AVB Financial Corp.

(Name of Registrant as Specified In Its Charter)

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STANDARD AVB FINANCIAL CORP.
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
April 15, 2019
Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Standard AVB Financial Corp. (the “Company” or “Standard AVB”). Our Annual Meeting will be held at the Courtyard by Marriott Monroeville, 3962 William Penn Highway, Monroeville, PA 15146, on May 21, 2019 at 9:00 a.m. local time.
The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company. Directors and officers of the Company will be present to answer any questions that you and other stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.
The business to be conducted at the Annual Meeting consists of the election of five directors; the ratification of the appointment of S.R. Snodgrass, P.C. as our independent registered public accountants for the fiscal year ending December 31, 2019; the consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement; and the consideration of an advisory vote on the frequency of future “say-on-pay” votes with respect to our Named Executive Officers. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the election of the director nominees, “FOR” the ratification of S.R. Snodgrass, P.C. as our independent registered public accountant for the fiscal year ending December 31, 2019, “FOR” the advisory resolution with respect to the executive compensation as described in the Proxy Statement, and in favor of the “ONE YEAR” option with respect to the frequency of future “say-on-pay” votes with respect to our Named Executive Officers.
Please indicate your vote by using the enclosed proxy card or by voting by telephone or internet, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted. Your vote is important.
Sincerely,
Timothy K. Zimmerman
Chief Executive Officer

STANDARD AVB FINANCIAL CORP.
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
(412) 856-0363
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2019
Notice is hereby given that the Annual Meeting of the Stockholders of Standard AVB Financial Corp. will be held at the Courtyard by Marriott Monroeville, 3962 William Penn Highway, Monroeville, PA 15146, on May 21, 2019 at 9:00 a.m. local time.
A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:
1.
the election of five directors;

2.
the ratification of the appointment of S.R. Snodgrass, P.C. as independent registered public accountants for the fiscal year ending December 31, 2019;

3.
an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement;

4.
an advisory vote with respect to the frequency of future advisory votes on the compensation of our Named Executive Officers; and such other business as may properly come before the Annual Meeting, and any adjournments or postponement thereof.

The Board of Directors is not aware of any other such business. Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof. Stockholders of record at the close of business on March 29, 2019 are the stockholders entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be open and available for inspection at the Courtyard by Marriott Monroeville, 3962 William Penn Highway, Monroeville, PA 15146 during the entire Annual Meeting.
By Order of the Board of Directors Standard AVB Financial Corp.

Monroeville, Pennsylvania April 15, 2019	Timothy K. Zimmerman Chief Executive Officer
It is important that your shares be represented and voted at the Annual Meeting. Stockholders whose shares are held in registered form have a choice of voting by proxy card, telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by such holder. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder of record present at the Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the Annual Meeting. If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2019: This Proxy Statement, proxy card and Standard AVB Financial Corp.’s 2018 Annual Report to Stockholders are each available at www.edocumentview.com/STND.

i

STANDARD AVB FINANCIAL CORP.
PROXY STATEMENT FOR THE
2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2019
GENERAL INFORMATION
This Proxy Statement and accompanying Proxy Card and the 2018 Annual Report to Stockholders are being furnished to the stockholders of Standard AVB Financial Corp. (sometimes referred to as “Standard AVB” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of Standard AVB, for use at the 2019 Annual Meeting of Stockholders. The Annual Meeting will be held on May 21, 2019, at 9:00 a.m., local time, at the Courtyard by Marriott Monroeville, 3962 William Penn Highway, Monroeville, PA 15146. The term “Annual Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.
This Proxy Statement is dated April 15, 2019 and is first being mailed to stockholders on or about April 15, 2019.
The 2019 Annual Meeting of Stockholders
Date, Time and Place
The Annual Meeting of Stockholders will be held on May 21, 2019, at 9:00 a.m., local time, at the Courtyard by Marriott Monroeville, 3962 William Penn Highway Monroeville, Pennsylvania 15146.
Record Date
March 29, 2019.
Shares Entitled to Vote
4,822,646 shares of Standard AVB common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.
Purpose of the Annual Meeting
To consider and vote on the election of five directors; the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019; the consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement; and the consideration of an advisory vote with respect to the frequency of future “say-on-pay” advisory votes on the compensation of our Named Executive Officers.
Vote Required
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of the appointment of S.R. Snodgrass, P.C. as independent registered public accountants is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. As to the advisory vote on the frequency of future “say-on-pay” advisory votes on the executive compensation of our Named Executive Officers, stockholders may choose one of four choices: every year, every two years, every three years, or to abstain from voting. Although this advisory vote regarding the frequency of  “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors will review the voting results and take them into consideration when deciding how often to conduct “say-on-pay” advisory votes.
Your Board of Directors Recommends a Vote in Favor of The Proposals
The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the election of the director nominees as well as Proposals 2 and 3, and in favor of the “ONE YEAR” option with respect to Proposal 4.
Who Can Vote
The Board of Directors has fixed March 29, 2019 the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Standard AVB common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On March 29, 2019, 4,822,646 shares of Standard AVB common stock were outstanding and held by approximately 570 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Standard AVB common stock is necessary to constitute a quorum at the Annual Meeting.
How Many Votes You Have
Each holder of shares of Standard AVB common stock outstanding on March 29, 2019 will be entitled to one vote for each share held of record. However, Standard AVB’s Articles of Incorporation provide that stockholders of record who beneficially own in excess of 10% of the then-outstanding shares of common stock of Standard AVB are not entitled to any vote with respect to the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate, as well as by any person acting in concert with such person or entity.
Matters to Be Considered
The purpose of the Annual Meeting is to vote on the election of five directors; to ratify the appointment of S.R. Snodgrass, P.C. as our independent registered public accountants for the fiscal year ending December 31, 2019; to consider an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement; and to consider an advisory vote with respect to the frequency of future advisory votes on our executive compensation.
You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Standard AVB could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.
How to Vote
You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend. Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the five director nominees named on the Proxy Statement, “FOR” Proposals 2 and 3 as set forth in the Proxy Statement, and in favor of the “ONE YEAR” option with respect to Proposal 4 as set forth in the Proxy Statement.
If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to attend the Annual Meeting. Examples of such documentation include a broker’s statement or letter or other documentation that will confirm your ownership of shares of Standard AVB common stock. If you want to vote your shares of Standard AVB common stock that are held in street name in person at the Annual Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.
The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.
Quorum and Vote Required
The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Standard AVB common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” The ratification of the appointment of S.R. Snodgrass, P.C. as independent registered public accountants is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The advisory resolution with respect to our executive compensation as described in the Proxy Statement and the advisory vote on the frequency of future “say-on-pay” votes are determined by the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or abstentions. As to the advisory vote on the frequency of future “say-on-pay” advisory votes on our executive compensation, stockholders may choose one of four choices: “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” While voting on Proposals 3 and 4 are required by law, these votes will neither be binding on Standard AVB or the Board of Directors, nor will they create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Standard AVB or the Board of Directors.
Revocability of Proxies
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:
•
submitting written notice of revocation to the Corporate Secretary of Standard AVB prior to the voting of such proxy;

•
submitting a properly executed proxy bearing a later date;

•
using the internet or telephone voting options explained on the Proxy Card; or

•
voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:
Standard AVB Financial Corp.
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
Attention: Kim J. Davis, Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.
Solicitation of Proxies
Standard AVB will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Standard AVB will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Standard AVB common stock and secure their voting instructions. Standard AVB will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Standard AVB may also use several of its regular employees, who will not be separately compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.
Recommendation of the Board of Directors
The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the election of the director nominees, “FOR” Proposals 2 and 3, and in favor of the “ONE YEAR” option with respect to Proposal 4.
Security Ownership of Certain Beneficial Owners and Management
Persons and groups who beneficially own in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table sets forth, as of March 29, 2019, certain information as to the shares of the Company’s common stock owned by persons who beneficially own more than five percent of the Company’s outstanding shares of common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of the Company’s common stock as of March 29, 2019. For purposes of the following table and the table included under the heading “Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of any shares of common stock (i) over which he or she has, or shares, directly or indirectly, voting or investment power or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after March 29, 2019.
Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding(1)
Standard Bank, PaSB Employee Stock Ownership Plan 2640 Monroeville Blvd. Monroeville, Pennsylvania 15146	254,610(2)	5.28%
Banc Fund VII L.P. Banc Fund VIII L.P. Banc Fund IX L.P. 20 North Wacker Drive Chicago, Illinois 60606	261,976(3)	5.43%

(1)
Based on 4,822,646 shares of Standard AVB common stock outstanding as of March 29, 2019.

(2)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2019.

(3)
Based on information contained in a Schedule 13G/Amendment No. 1 filed with the U.S. Securities and Exchange Commission on February 12, 2019.

The following table sets forth information about the shares of Standard AVB common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 29, 2019.
Name(1)	Positions Held in Standard AVB Financial Corp.	Age(2)	Director Since(3)	Current Term to Expire	Shares of Common Stock Beneficially Owned as of the Record Date(4)	Percent of Class(5)
NOMINEES
Terence L. Graft	Chairman of the Board	69	1991	2019	50,093(6)	1.04%
John M. Lally	Director	63	2009	2019	32,515(7)	*
David C. Mathews	Director	64	2006	2019	60,167(8)	1.25%
Ronald J. Mock	Director	62	2009	2019	16,848(9)	*
Dale A. Walker	Director	69	1999	2019	34,322(10)	*
DIRECTORS CONTINUING IN OFFICE
Jennifer H. Lunden	Director	45	2018	2020	5,435(11)	*
William T. Ferri	Director	74	2007	2020	44,882(12)	*
Paul A. Iurlano	Director	64	2004	2020	27,187(13)	*
Gregory J. Saxon	Vice Chairman of the Board	54	2002	2020	33,834(14)	*
Andrew W. Hasley	President and Director	55	2006	2021	53,256(15)	1.10%
Thomas J. Rennie	Director	69	2008	2021	29,143(16)	*
R. Craig Thomasmeyer	Director	54	2004	2021	33,069(17)	*
Timothy K. Zimmerman	Chief Executive Officer and Director	68	1993	2021	128,378(18)	2.66%
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Susan A. Parente	Executive Vice President — Chief Financial Officer				26,679(19)	*
John P. Kline	Executive Vice President — Chief Lending Officer				250(20)	*
Susan M. DeLuca	Senior Vice President — Chief Risk Officer				9,093(21)	*
Christian M. Chelli	Senior Vice President — Chief Credit Officer				5,834(22)	*
Shelia D. Crystaloski	Senior Vice President — Chief Technology Officer				27,598(23)	*
All directors and executive officers as a group (18 persons)					618,583	12.83%

*
Less than 1%.

(1)
The mailing address for each person listed is 2640 Monroeville Boulevard, Monroeville, Pennsylvania 15146.

(2)
As of March 29, 2019.

(3)
Reflects initial election to the Board of Directors of Standard Financial Corp. or Allegheny Valley Bancorp, Inc., as applicable. On April 7, 2017, Allegheny Valley Bancorp, Inc. merged into Standard Financial Corp., with the resulting entity renamed Standard AVB Financial Corp.

(4)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(5)
Based on 4,822,646 shares outstanding as of March 29, 2019.

(6)
Includes 9,795 exercisable stock options.

(7)
Includes 7,532 exercisable stock options.

(8)
Includes 19,200 exercisable stock options.

(9)
Includes 4,166 exercisable stock options.

(10)
Includes 16,695 exercisable stock options.

(11)
Includes no exercisable stock options.

(12)
Includes 13,000 exercisable stock options.

(13)
Includes 4,166 exercisable stock options.

(14)
Includes 4,166 exercisable stock options.

(15)
Includes 10,280 exercisable stock options.

(16)
Includes 16,195 exercisable stock options.

(17)
Includes 7,532 exercisable stock options.

(18)
Includes 70,500 exercisable stock options.

(19)
Includes 15,400 exercisable stock options.

(20)
Includes no exercisable stock options.

(21)
Includes no exercisable stock options.

(22)
Includes no exercisable stock options.

(23)
Includes 8,600 exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance
The common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of the Company and beneficial owners of greater than 10% of the common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock. Securities and Exchange Commission rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of ownership reports, all such reports were filed on a timely basis during the fiscal year ended December 31, 2018.

PROPOSAL I — ELECTION OF DIRECTORS
The Board of Directors currently consists of thirteen (13) members and is divided into three classes, with one class of directors elected each year.
Five (5) directors will be elected at the Annual Meeting and will serve until their successors have been elected and qualified. The Nominating and Corporate Governance Committee has nominated Terence L. Graft, John M. Lally, David C. Mathews, Ronald J. Mock and Dale A. Walker to serve as directors for a three-year term.
The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for at least five years unless otherwise stated. Each existing director is also a director of Standard Bank, PaSB.
All of the nominees and directors continuing in office are or were long-time residents of the communities served by Standard AVB and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in Standard AVB’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As the holding company for a community banking institution, Standard AVB believes that the local knowledge and experience of its directors assists Standard AVB in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides Standard AVB with greater business development opportunities.
It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting “FOR” the election of the nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.
Directors and Executive Officers
Following is the business experience for the past five years of each of the Company’s directors and executive officers.
Nominees for Director for a Term of Three Years
Terence L. Graft has been a director of Standard AVB and Standard Bank since 1991 and has served as Chairman of the Board of Directors since 2008. Mr. Graft is the owner of Kepple-Graft Funeral Home located in Greensburg, Pennsylvania and Graft-Jacquillard Funeral Home located in Scottdale, Pennsylvania. He is a member of the National and Pennsylvania Funeral Directors Associations, as well as the Funeral Directors Associations of Armstrong, Westmoreland and Indiana, Pennsylvania. Mr. Graft’s experience as a local business owner and his knowledge of the local business community and his business management skills make him a valuable contributor to the Board of Directors.
John M. Lally, CPA, MBA, CVA, has been a director of Standard AVB and Standard Bank since 2017. He previously served as a director of Allegheny Valley Bancorp and Allegheny Valley Bank from 2009 to 2017. Mr. Lally is the managing partner of Lally & Co., LLC, a Pittsburgh-based certified public accounting and business advisory firm. Mr. Lally has been an owner/partner in the CPA practice since its founding in 1983. Mr. Lally is a 1977 graduate of Saint Vincent College in Latrobe, Pennsylvania, and

obtained his MBA from The George Washington University in Washington, D.C., in 1978. He successfully passed the Uniform CPA Exam in 1981, the Certified Financial Planner examinations in 1986, and the Certified Valuation Analyst examination in 2001. Mr. Lally brings valued practical and technical experience as well as strong business community relationships to our board and the committees on which he serves.
David C. Mathews has been a director of Standard AVB and Standard Bank since 2006. Mr. Mathews served as the Business Development Coordinator of Standard Bank from January 2006 until his retirement in February 2019. Prior to joining Standard Bank, Mr. Mathews served as the President and Chief Executive Officer of Hoblitzell National Bank (“HNB”) from 1998 until HNB was acquired by Standard Bank in January 2006. Mr. Mathews has 34 years of experience in banking. Mr. Mathews is a board member of the Western Maryland Health System Hospital and the Western Maryland Health System Foundation, and is also a past member of the Frostburg State Business Advisory Board of Directors and The Greater Cumberland Committee. He is a former board member of the YMCA of Cumberland. Mr. Mathews contributes his extensive experience with commercial lending and business development and general management expertise to the Board of Directors.
Ronald J. Mock, CPA has been a director of Standard AVB and Standard Bank since 2017. Mr. Mock previously served as a director of Allegheny Valley Bancorp and Allegheny Valley Bank from 2009 to 2017. Mr. Mock is the President of Mock Bosco & Associates, P.C., a regional public accounting firm, and CEO of Independent Controller Services, Inc. Throughout his 30-year career, Mr. Mock has provided audit and tax services to a variety of private, publicly held, and foreign-owned companies in the manufacturing, professional services, real estate, and construction industries. Before owning his own firm, he was employed by Deloitte & Touche in Pittsburgh, an international accounting and consulting firm, where he was a Manager in the Audit Department. Mr. Mock is a member of the American and Pennsylvania Institutes of Certified Public Accountants. He formerly served as Chairman of the SMC Business Council, a regional business trade association, and is a former member of the Association’s Audit Committee. Mr. Mock’s professional experience, inquisitive nature, strong ties to the communities served by the Bank, and integrity all provide valuable resources to the board.
Dale A. Walker has been a director of Standard AVB and Standard Bank since 1999. Mr. Walker is a certified public accountant and is the owner of Dale A. Walker, CPA, an accounting firm in Mount Pleasant, Pennsylvania. He is a member of the American and Pennsylvania Institutes of Certified Public Accountants, a director and Treasurer of Penn Laurel Holdings, a real estate investment company, Director of the Mount Pleasant Free Public Library, past Chairman of the Board of Excela Health, a not-for-profit health care system in western Pennsylvania, Treasurer of Mount Pleasant Business District Authority and Mount Pleasant Parking Authority, Elder at Reunion Presbyterian Church and a past president and member of the Mount Pleasant Rotary. Mr. Walker contributes his accounting experience and knowledge of the local business community to the Board of Directors.
Terms to Expire Fiscal Year 2020
Jennifer H. Lunden has been a director of Standard AVB and Standard Bank since 2018. Mrs. Lunden is an attorney with Hergenroeder, Rega, Ewing & Kennedy, LLC, a residential and commercial real estate law firm based in Pittsburgh, Pennsylvania. Mrs. Lunden’s legal experience in banking and lending matters provide additional depth to the Standard AVB and Standard Bank Boards of Directors. Mrs. Lunden is a Member of the Allegheny County Bar Association, National Association of Development Companies and Western Pennsylvania Association of Guaranteed SBA Lenders. Mrs. Lunden is also a Pennsylvania Title Agent and Solicitor of Murrysville Economic and Community Development Association. Mrs. Lunden’s legal experience coupled with a wide range of business experience, leadership qualities, and ongoing interaction with the local Pittsburgh and Murrysville communities make her a valuable contributor to the Board of Directors.
William T. Ferri has been a director of Standard AVB and Standard Bank since 2007. Mr. Ferri is a pharmacist and the owner of Ferri Pharmacy located in Murrysville, Pennsylvania. He is also the Chief Executive Officer of Ferri Enterprises, a property development and management company, and the President of Ferri Supermarkets, Inc. He is Director-Secretary of Value Drug Company, a pharmacy wholesale co-op distributor in Altoona, PA, and is also a member of the Pennsylvania Pharmacists

Association, the National Association of Retail Pharmacists, the Murrysville Community Economic Development Corporation, the Westmoreland Chamber of Commerce and the Murrysville Business Association. Mr. Ferri contributes his experience owning a local business and his knowledge of the local business community to the Board of Directors
Paul A. Iurlano has been a director of Standard AVB and Standard Bank since 2017. Mr. Iurlano was previously a director of Allegheny Valley Bancorp and Allegheny Valley Bank from 2004 to 2017. Mr. Iurlano is Chief Facilities Officer of the Roman Catholic Diocese of Pittsburgh and Legal Counsel for the Diocesan Office for Facilities Management. In his current position, Mr. Iurlano is involved in all aspects of the acquisition, development and disposal of real estate as well as owner oversight of major construction, renovation and demolition projects. Prior to the Catholic Diocese, Mr. Iurlano had extensive experience in general construction and construction management of projects principally involving all types of parking structures, mid-rise and high-rise apartment buildings, retail buildings and commercial build outs. Since 1995, Mr. Iurlano has served as a construction arbitrator on over 150 cases administrated by the American Arbitration Association. Disputes have ranged from $10,000 to $3 million and involved contract interpretation, change orders, performance deficiencies, delay and lost opportunity. Mr. Iurlano is also a Trustee of the Pittsburgh Catholic Newspaper Publishing Corp., Director of Parish Catholic Cemeteries Association, Inc., Director of Central Catholic High School, Inc., Director of North Catholic High School, Inc., Director of the St. Joseph High School, Inc., and Director and past President of the Fox Chapel Authority. In addition to his law degree, Mr. Iurlano has degrees in engineering and public administration. Mr. Iurlano’s significant involvement in construction, property management, contract dispute resolution and other outside board involvement make him a valuable Board member.
Gregory J. Saxon has been a director of Standard AVB and Standard Bank since 2017. Mr. Saxon previously served as a director of Allegheny Valley Bancorp from 2002 through 2017 and Allegheny Valley Bank from 2001 to 2017. He also served as Chairman of Allegheny Valley Bancorp and Allegheny Valley Bank from 2006 to 2017. Mr. Saxon is President of Conco Services, Corp., a privately held manufacturing and energy services company. Previous to his current employment, Mr. Saxon served as Vice President of Manufacturing at Conco, while filling a second position as President of Global Heat Exchanger Services Co., a manufacturing and petrochemical services company affiliated with Conco Services, Corp. He has also functioned as the manufacturing manager and plant manager at Conco and has been a member of the Board of Directors for all Conco companies since 1990. Mr. Saxon graduated from Robert Morris College with a Bachelor of Science degree in Marketing and has been a member of the Society of Manufacturing Engineers as well as the National Tooling and Machining Association since 1987. He has also participated in additional Executive Educational Programs at Wharton, University of Pennsylvania, for additional education at both the Executive and Directorship levels. Mr. Saxon’s wide range of business experience, leadership qualities, and ongoing interaction with the local Pittsburgh business community make him a valuable contributor to the Board of Directors.
Terms to Expire Fiscal Year 2021
Andrew W. Hasley, CPA, MBA, is President and a director of Standard AVB and Standard Bank since 2017. He was formerly the President, Chief Executive Officer and a director of Allegheny Valley Bancorp and Allegheny Valley Bank from 2006 through 2017. Prior to his work with Allegheny Valley, Mr. Hasley was President of NorthSide Bank and its holding company, NSD Bancorp, Inc. He has also served as President of Pennsylvania Capital Bank. Mr. Hasley’s banking experience dates back to December 1985. He audited financial institutions while employed at Ernst and Whitney, and earned the Federal Thrift Regulator designation while employed by the Office of Thrift Supervision. Through his years of experience in this industry, Mr. Hasley has gained significant knowledge in all areas of executive bank management. He has been elected as Chairman of the Board of Directors of the Pennsylvania Association of Community Bankers and has taught continuing professional education for Pennsylvania State University on various banking-related subjects. Mr. Hasley has been active in local charities and his church, serving as President of the Board of Trustees of the Mt. Lebanon Evangelical Presbyterian Church, and is a board member of the Pittsburgh Zoo and PPG Aquarium, serving on the Zoo’s strategic planning and finance committees. Mr. Hasley is a 1985 graduate of Duquesne University in Pittsburgh, Pennsylvania, and obtained his MBA from Duquesne University in 1991. He currently is a member of the Federal Reserve

Bank of Cleveland Community Depository Institutions Advisory Council. Mr. Hasley’s vast experience leading financial institutions throughout his career and extensive technical background and management experience make him a valuable member of the Board of Directors.
Thomas J. Rennie has been a director of Standard AVB and Standard Bank since 2008. Mr. Rennie is a certified public accountant and the owner of a public accounting firm offering tax, accounting and consulting services with offices in Ligonier and Greensburg, Pennsylvania. He is a member and past President of the Ligonier Chamber of Commerce, past President of the Southwest Chapter of the Pennsylvania Institute of Certified Public Accountants and a past President of Ligonier Rotary Club and presently serves on the finance council of St. Benedict Church in Greensburg. Mr. Rennie contributes his accounting and business management and analytical experience and knowledge of the local business community to the Board of Directors.
R. Craig Thomasmeyer has been a director of Standard AVB and Standard Bank since 2017. Previously, Mr. Thomasmeyer served as a director of Allegheny Valley Bancorp and Allegheny Valley Bank from 2004 through 2017. Mr. Thomasmeyer is the Executive Vice President of Miller Information Systems (“MIS”), a Pittsburgh-based telecommunications contractor and services provider. Prior to joining MIS in 1992, Mr. Thomasmeyer worked at Davenport, Marvin, Joyce & Co., CPAs located in North Carolina. He also serves on the Audit Committee of Butler Health Systems. As a certified public accountant, he served their base of local clients in the audit and special accounting needs fields. With his experience, Mr. Thomasmeyer provides the Board of Directors with valuable expertise in dealing with accounting principles and financial reporting rules and regulations, evaluating financial results, and generally overseeing the financial reporting process of corporations. Mr. Thomasmeyer’s experience and knowledge make him a skilled advisor and a valuable contributor to our Board of Directors.
Timothy K. Zimmerman is Chief Executive Officer and a director of Standard AVB and Standard Bank since 2017. He was formerly the President, Chief Executive Officer of Standard Financial Corp. and Standard Bank from 1992 and a director of Standard Financial Corp. and Standard Bank since 1993. Prior to joining Standard Bank, Mr. Zimmerman served at Landmark Savings Association, Pittsburgh (and predecessors) from 1977 to 1992, including service as Senior Vice President and Chief Financial Officer from 1985 to 1992. Mr. Zimmerman is a Certified Public Accountant and worked for KPMG Peat Marwick from 1973 to 1977. Mr. Zimmerman is very active in not for profit organizations, serving on boards and committees of the Pittsburgh Civic Light Opera and others in the Greater Pittsburgh Area. He is a former member of the Board of Directors of the Pennsylvania Association of Community Bankers. Currently he is serving as Immediate Past Chairman of the Independent Community Bankers of America (“ICBA”) and as a member of ICBA’s Board of Directors and Executive Committee. During his affiliation with ICBA, he has served in many leadership roles including as Chairman of ICBA Securities, Vice Chairman of the Bank Education Committee, Vice Chairman of the Policy Development Committee and Chairman of the ICBA’s Federal Home Loan Bank Task Force. In addition, he has served as Chairman and Vice Chairman of the Consumer Financial Protection Bureau’s Community Bank Advisory Council and is currently a member of the National Association of Home Builders Mortgage Roundtable. He worked on ICBA’s task force for the Financial Accounting Standards Board of Directors’ (“FASB”) Current Expected Credit Loss Model (“CECL”) and was appointed by FASB to the Transition Resource Group for CECL. Mr. Zimmerman contributes his extensive experience in financial accounting, financial institutions and management experience to the Board of Directors.
Executive Officers of Standard AVB Who Are Not Also Directors
The principal occupation during the past five years of each of our executive officers, is set forth below. All executive officers have held their present positions for at least five years unless otherwise stated.
John P. Kline, age 53, is Executive Vice President and Chief Lending Officer of Standard AVB and Standard Bank. Mr. Kline joined Standard AVB and Standard Bank in September 2018. Mr. Kline has 31 years of experience in the financial services industry concentrating in the areas of commercial credit analysis, commercial credit administration, commercial loan administration, commercial real estate lending and commercial and industrial lending. Mr. Kline currently serves as a Board Member of United Way of Southwestern PA, Westmoreland County Chamber of Commerce, Westmoreland Frick Hospital

Foundation, Economic Growth Connection, Penn Regional Investments and Westmoreland County Industrial Development Authority. In addition, he serves as Board Chair of St. Anne Home and the Salvation Army of Greensburg and Board Treasurer of West Penn Power Sustainable Energy Fund.
Susan A. Parente, CPA, age 56, is Executive Vice President and Chief Financial Officer of Standard AVB and Standard Bank. Ms. Parente joined Standard Financial in 1998 as Controller and in 2000 was appointed Assistant Treasurer. In 2008, she earned the officer designation of Vice President and assumed direction of the newly combined Finance and Operations Department. In 2014, she earned the officer designation of Senior Vice President and in October 2016 was appointed Chief Financial Officer. Ms. Parente has 31 years of banking and accounting experience. Prior to joining Standard Bank, Ms. Parente worked as Manager of Profit Planning and as a Senior Accountant with Equitable Resources, Pittsburgh, from 1990 to 1998. Prior banking experience includes service as an Internal Auditor and Senior Accountant with Landmark Savings Association, Pittsburgh, from 1985 to 1990. Ms. Parente is a certified public accountant and member of the American and Pennsylvania Institutes of Certified Public Accountants.
Christian M. Chelli, age 50, is Senior Vice President and Chief Credit Officer of Standard AVB and Standard Bank. Mr. Chelli was hired by Allegheny Valley Bancorp in 2008 as Vice President, Commercial Lending Officer, and in 2010 served as Senior Vice President, Senior Commercial Lending Officer. In 2013, Mr. Chelli served as Allegheny Valley Bancorp’s Senior Vice President, Chief Credit Officer. Mr. Chelli has over 25 years of experience in the financial services industry concentrating in the areas of commercial credit and policy administration, commercial and industrial lending, commercial real estate lending, financial statement and cash flow analysis and overall business risk assessment. Mr. Chelli currently serves as a Board Member of the Financial Industries Network.
Susan M. DeLuca, age 62, is Senior Vice President and Chief Risk Officer of Standard AVB and Standard Bank. In her forty-year career with Allegheny Valley Bank, she held numerous management positions including a member of the senior management team for twenty-two years. In addition, she served as Corporate Secretary for Allegheny Valley Bancorp and Allegheny Valley Bank for twenty-six years and as a Director of Allegheny Valley Bancorp for nineteen years. Mrs. DeLuca served as a past Board member of the Pittsburgh Chapter of the American Institute of Banking. Mrs. DeLuca oversees general bank compliance and overall risk management initiatives.
Sheila D. Crystaloski, CISM, age 56, is Senior Vice President and Chief Technology Officer of Standard AVB and Standard Bank. Ms. Crystaloski previously served as Director of Technology for Standard Financial and Standard Bank since 1998. In 2000 she earned the officer designation of Assistant Vice President. In 2006 she earned the officer designation of Vice President. Ms. Crystaloski has over 33 years in the technology field and over 25 years in banking technology. Prior to joining Standard Bank, Ms. Crystaloski worked as Senior Systems Analyst and Assistant Vice President for Commercial National Bank, Latrobe from 1991 to 1998. Prior experience includes Computer Operator and Network Specialist for Latrobe Area Hospital from 1984 to 1991. Ms. Crystaloski is a Certified Information Security Manager, a member of ISACA and InfraGard as well as a 15 year Rotarian.
Corporate Governance and Code of Ethics and Business Conduct
Standard AVB is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.
The Board has adopted a code of ethics for the principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The code of ethics is available on the Company’s website at www.standardbankpa.com.

Director Independence
The Board has determined that, except directors Timothy K. Zimmerman, Andrew W. Hasley and David C. Mathews each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards and the Company’s corporate governance policies. Messrs. Zimmerman and Hasley are not independent because they are employees of Standard AVB and Standard Bank. Mr. Mathews retired from full time employment with Standard Bank on February 27, 2019. Mr. Mathews is not independent because of his prior employment with Standard Bank. He remains on the Board of Directors. There were no transactions that the Board of Directors needed to review that are not required to be reported under “— Transactions with Certain Related Persons” that would bear in the determination of the independence of the directors.
Board Leadership Structure and Risk Oversight
The Board of Directors is chaired by Terence L. Graft and is vice-chaired by Gregory J. Saxon, each of whom is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of Standard AVB and Standard Bank, and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.
The Board of Directors is actively involved in oversight of risks that could affect Standard AVB. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Standard AVB. Risks relating to the direct operations of Standard Bank are further overseen by the Board of Directors of Standard Bank, which consists of the same individuals who serve on the Board of Directors of Standard AVB. The Board of Directors of Standard Bank also has additional committees that conduct risk oversight and they typically meet jointly with the committees of Standard AVB. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Standard AVB and Standard Bank, such as lending, risk management, asset/liability management, investment management and others.
Board Meetings and Committees
The Board of Directors of Standard AVB met 12 times during the fiscal year ended December 31, 2018. No director attended fewer than 75% of the aggregate of the total number of Board meetings and committee meetings on which he or she served (during the period in which he or she served) that were held during the fiscal year ended December 31, 2018. Executive sessions of the independent directors are conducted on a regular basis. Although not required, attendance of Board members at the Annual Meeting of Stockholders is encouraged. All of the directors attended the 2018 Annual Meeting of Stockholders.
The Company has three standing Board committees: Compensation and Personnel; Nominating and Corporate Governance; and Audit.
Compensation and Personnel Committee
The Compensation and Personnel Committee (“Compensation Committee”) is composed of independent (as defined in the Standard AVB Nominating and Corporate Governance Committee Charter), non-employee directors who are not eligible to participate in management compensation programs. The current members of the Compensation Committee consist of Directors Graft, who serves as Chairman, Ferri, Saxon, Thomasmeyer and Walker. The Compensation Committee has a written charter, which is available on our website at www.standardbankpa.com. The Compensation Committee met 4 times during the fiscal year ended December 31, 2018.
None of these individuals was an officer or employee of Standard AVB or Standard Bank during the fiscal year ended December 31, 2018, or is a former officer of Standard AVB or Standard Bank. Each member of the Compensation Committee is independent in accordance with the listing standards of the NASDAQ Stock Market.

Pursuant to the Compensation Committee’s Charter, the Compensation Committee approves the compensation objectives for Standard AVB and Standard Bank and establishes the compensation for the Chief Executive Officer and other senior executives. The Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. These recommendations are then considered by the Compensation Committee. However, Mr. Zimmerman does not vote on and is not present for any discussion of his own compensation.
The Compensation Committee, in performing its duties and responsibilities with respect to director and executive officer compensation, relies on market compensation, survey information and the assistance of the Human Resources Department. In addition, during the fiscal year ended December 31, 2018, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide market survey salary data and recommendations with respect to compensation for the Board of Directors. Pearl Meyer had also been retained to perform a comprehensive review of compensation for the Board of Directors and senior executive management compensation and benefit plans during 2017. This information for senior executive management was refreshed during 2018 using independent compensation and benefit survey information.
Analysis of Compensation Risk.   In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders that may be inherent in the compensation program and to the achievement of our goals. Based on its review, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee review also considered our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place.
We considered the following elements, among others, of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
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we set performance goals that we believe are reasonable but challenging in light of past performance and market conditions; and

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we have a balanced portfolio between long-term and short-term compensation, variable and fixed pay, and cash, equity and deferred compensation with a compensation portfolio weighted similar to our peers.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of at least six directors who are “independent” as defined in the Nominating and Corporate Governance Committee Charter. The current members of the Nominating and Corporate Governance Committee consist of Director Graft, who serves as Chairman, Rennie, Ferri, Thomasmeyer, Iurlano and Saxon. The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.standardbankpa.com. The Nominating and Corporate Governance Committee of Standard AVB met 2 times during the fiscal year ended December 31, 2018.
Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as members of the Board of Directors, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board of Directors effectiveness and in developing and implementing our corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at our annual meeting of stockholders.
If the candidate is deemed eligible for election to the Board of Directors, the Committee will consider the following criteria in selecting nominees, as described in more detail in the Committee’s Charter: the candidate’s personal and professional integrity, exceptional ability and judgment, effectiveness in serving the long-term interests of our stockholders and our desire to have directors of diverse backgrounds and perspectives.

The Nominating and Corporate Governance Committee will also consider an individual’s independence, experience relevant to Standard AVB’s needs, leadership qualities, diversity and stock ownership.
In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) has ever been convicted of a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has issued a cease and desist order, agreement or written statement subject to public disclosure under 12 U.S.C. §1818(u), or (3) is currently charged in any information, indictment or other complaint with the commission or participation in a crime. In addition, no person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, bank, trust company or holding company thereof  (in each case whether chartered under state, federal or other law) that engages in business activities in the same market area as Standard AVB or any of its subsidiaries or in any county contiguous to such market area. At least two-thirds of the members of the Board of Directors must be residents of Pennsylvania or reside within a 100-mile radius of an office of Standard Bank. No person 75 years or older shall be eligible for election, re-election, appointment or reappointment to the Board of Directors, unless such person was a director of Standard Bank on June 1, 1998. Finally, Standard AVB restricts candidates who are affiliated with or representative of controlling stockholders that own more than 10% of Standard AVB common stock that would themselves be ineligible to serve on the Board of Directors.
The Nominating and Corporate Governance Committee has adopted as part of its Charter a commitment to develop and recommend to the Board of Directors criteria for the selection of individuals to be considered for election or re-election to the Board and committees thereof. Standard AVB understands the importance and value of gender and ethnic diversity on a board of directors. The Nominating and Corporate Governance Committee recognizes that diversity in professional and life experiences may include consideration of gender, race, or ethnicity in identifying individuals who possess the qualifications that the Nominating and Corporate Governance Committee believes are important to be represented on the Board of Directors and has committed to include those factors in its selection of individuals to serve on the Board of Directors.
Procedures for the Nomination of Directors by Stockholders
In addition to submitting candidates to the Board for consideration, a stockholder may nominate candidates for election as directors in accordance with Article I, Section 6 of the Company’s bylaws. Such stockholder’s notice shall set forth the following:
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all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Company;

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an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Company bylaws;

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such information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

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a written consent of the proposed nominee to be named as a nominee and to serve as director if elected;

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the name and address of the stockholder giving the notice, as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made;

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the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner;

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a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

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a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

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any other information relating to such stockholder that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Stockholder Communications with the Board
A stockholder of the Company who wants to communicate with the Board or with any individual director can write to the Chair of the Nominating and Corporate Governance Committee at Standard AVB Financial Corp., 2640 Monroeville Boulevard, Monroeville, Pennsylvania 15146. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:
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forward the communication to the director(s) to whom it is addressed;

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handle the inquiry directly, for example, where it is a request for information about the Company or it is a stock-related matter; or

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not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chair of the Nominating and Corporate Governance Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.
Audit Committee
The Audit Committee consists of Directors Walker, who serves as Chairman, Ferri, Graft, Lally, Mock, Rennie and Saxon. Each member of the Audit Committee is “independent” as defined in the Standard AVB Nominating and Corporate Governance Committee Charter. The Board of Directors has determined that Dale A. Walker qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Audit Committee Chairman Walker is included in “— Directors.” Our Audit Committee has a written charter, which is available on our website at www.standardbankpa.com. The Audit Committee of Standard AVB met 9 times during the fiscal year ended December 31, 2018.
The Audit Committee appoints, compensates, retains and oversees the work performed by the independent registered public accountants for the purpose of preparing or issuing an audit report or related work. The Audit Committee also assists the Board of Directors in overseeing the integrity of the financial statements; overseeing compliance with legal and regulatory requirements; overseeing the independent registered public accountant’s qualifications and independence; overseeing the performance of the independent registered public accountant and of the internal audit function; and overseeing the system of disclosure controls and system of internal controls regarding finance, accounting, and legal compliance.
Audit Committee Report
Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:
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reviewed and discussed with management and the independent registered public accountants the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2018;

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met with the Company’s CEO, CFO, internal auditors and the independent registered public accountants, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

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discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended;

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received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussed with the independent registered public accountants its independence from the Company; and

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pre-approved all audit, audit related and other services to be provided by the independent registered public accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 be filed with the Securities and Exchange Commission.
The Audit Committee
Dale A. Walker (Chairman)
William T. Ferri	Terence L. Graft	John M. Lally
Ronald J. Mock	Thomas J. Rennie	Gregory J. Saxon
Transactions with Certain Related Persons
Loans and Extensions of Credit.   The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Standard Bank to our executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Standard Bank is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made to executive officers under a benefit program maintained by Standard Bank that is generally available to all other employees and that does not give preference to any executive officer over any other employee.
In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our total potential loan exposure to our officers and directors and their related entities was $3,176,500 at December 31, 2018. As of December 31, 2018, these loans were performing according to their original terms.
Set forth below is certain information as to loans made by Standard Bank to certain of its directors and executive officers, or their affiliates, pursuant to the loan program disclosed above, whose aggregate indebtedness to Standard Bank exceeded $120,000 at any time since January 1, 2018. Unless otherwise indicated all of the loans are secured loans and all loans designated as residential loans are secured by the borrower’s principal place of residence.
Name of Individual	Loan Type	Date Originated	Original Loan Amount ($)	Highest Balance Since January 1, 2018 ($)	Balance on December 31, 2018 ($)	Interest Rate
Gregory Saxon (Saxon Associates)	Commercial Mortgage	9/06/2007	320,000	172,312	157,409	7.00%
Gregory Saxon (Saxon Associates)	Commercial Mortgage	8/23/2016	309,120	294,618	283,276	3.50%
Gregory Saxon (Saxon Associates)	Commercial Mortgage	6/15/2007	160,000	45,062	35,717	3.85%
Gregory Saxon	Residential Mortgage	8/15/2005	240,000	183,385	—	5.25%

Name of Individual	Loan Type	Date Originated	Original Loan Amount ($)	Highest Balance Since January 1, 2018 ($)	Balance on December 31, 2018 ($)	Interest Rate
Gregory Saxon	Flexline	1/13/2005	2,500	—	—	13.25%
John Lally (31 Bogard LLC)	Commercial Mortgage	11/30/2015	440,000	410,083	—	4.35%
John Lally	ODP	5/06/2003	5,000	—	—	13.25%
Ronald Mock (900 Washington Ave)	Commercial Mortgage	3/14/2016	399,200	377,265	363,861	4.63%
Ronald Mock	Home Equity LOC	6/30/2016	100,000	75,223	73,723	6.50%
Ronald Mock	Home Equity	6/30/2016	69,026	50,312	36,701	2.39%
William Ferri (Franklin Plaza, Inc.)	Commercial Mortgage	6/23/2010	600,000	170,417	107,715	5.38%
Pursuant to the Company’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of the Company’s transactions in excess of  $25,000 with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2018 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except as described above.
Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and their related interests, exceeds $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.
Procedures Governing Related Persons Transactions
The Company maintains a Policy and Procedures Governing Related Person Transactions, which is a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
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the aggregate amount involved will or may be expected to exceed $25,000 in any calendar year;

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the Company is, will, or may be expected to be a participant; and

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any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:
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any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

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any compensation paid to a director of the Company if the Board or an authorized committee of the Board of Directors approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services proved in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to persons unrelated to the Company, or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest as defined in the Company’s Code of Ethics and Business Conduct; and

•
whether the transaction involves the provision of goods and services to the Company that are available and from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.
Stock Ownership Guidelines
The Board of Directors adopted stock ownership guidelines in 2017 for our senior executive officers and directors that require the following minimum investment in Standard AVB common stock. These guidelines became effective on January 1, 2018.
Chief Executive Officer:	A number of shares having a market value equal to 3x annual base salary
Other senior executive officers:	A number of shares having a market value equal to 1x annual base salary
Directors:	$100,000 of common stock
Stock holdings are expected to be achieved within five years of either the implementation of the ownership guidelines or the starting date of the individual, whichever is later. Progress and compliance in achieving the minimum ownership guidelines will be reviewed at the end of each fiscal year and reported to the Compensation Committee during the first quarter of the following fiscal year.
Covered individuals may satisfy the ownership guidelines with common stock in the following categories:
•
Shares owned directly;

•
Shares owned indirectly (e.g., by a spouse or a trust) if the covered individual has a pecuniary interest in such shares;

•
Time vested restricted stock and/or restricted stock units granted under the Company’s equity compensation arrangements; and

•
Unexercised stock options that are vested and in-the-money, valued using a “net settlement” methodology.

COMPENSATION MATTERS
Compensation Committee
The Compensation Committee determines the salaries and other forms of compensation to be paid each year to the Chief Executive Officer, President, and those executive officers who report directly to the Chief Executive Officer and President. The Compensation Committee currently consists of Messrs. Graft (Chair), Ferri, Saxon, Thomasmeyer and Walker. None of these individuals was an officer or employee of Standard AVB or Standard Bank during the fiscal year ended December 31, 2018, or is a former officer of Standard AVB or Standard Bank.
Executive Summary
In 2018, the Company completed a detailed business plan with the goal of providing guidance for producing high quality customer service, loan growth, deposit acquisition and efficient operations. The business plan focused on making operational enhancements to support productivity, analyzing facilities and business lines to maximize efficiency and implementing new technologies to enhance customer service and support decision making. Building shareholder value through consistent earnings remains the Company’s primary focus.
Company Performance.   Following are the Company’s key performance metrics for the fiscal year ended December 31, 2018:
•	Net Income	$8,801,000
•	Return on Average Assets	0.90%
•	Return on Average Equity	6.55%
•	Efficiency Ratio	62.82%
•	Non-Performing Assets to Total Assets	0.33%
2018 Compensation Decisions.   Considering numerous factors including the Company’s performance, performance of individual executives, the external market and a variety of internal factors the following compensation actions were taken during the fiscal year ended December 31, 2018:
•
Monitored progress on the 2018 Executive Officer Incentive Compensation Plan on a quarterly basis

•
Reviewed and evaluated the annual results on the 2018 Executive Officer Incentive Compensation Plan

•
Reviewed and approved the compensation package for the new Chief Lending Officer

•
Reviewed and approved the annual base compensation changes for Senior Executive Officers

•
Reviewed and determined the annual base compensation for the Chief Executive Officer

•
Reviewed and determined the annual retainer and other compensation for the Board of Directors

•
Reviewed and approved the 2019 Executive Officer Incentive Compensation Plan Goals and Targets

Governance Practices & Policies
The Company’s pay practices are determined in conjunction with an emphasis on good governance and market sensitive compensation practices.

We do	We do not
✓ Place significant emphasis on variable compensation, which includes cash and equity awards that are entirely dependent on the achievement of financial goals	✗ Offer compensation-related tax gross-ups including Section 280G gross-ups
✓ Use performance-related long-term compensation	✗ Have any excessive perquisites
✓ Have stock ownership guidelines for executives and directors	✗ Re-price stock options
✓ Have an executive compensation clawback policy to ensure accountability	✗ Have single-trigger equity vesting
✓ Have an independent compensation consultant advising the Compensation Committee
✓ Include the use of equity compensation
✓ Conduct periodic compensation risk reviews to ensure our programs do not motivate employees to take unnecessary risk
✓ Have double trigger equity vesting
Executive Compensation Objectives and Philosophy
The primary objectives of the Company’s executive compensation program are the following:
•
Provide market competitive compensation

•
Link pay and Company performance and align executive interests with stockholder value creation

•
Reward executives for performance

•
Align compensation with the external market in order to enable the Company to attract, motivate and retain key executive talent

•
Balance risk and reward in order to mitigate unnecessary risk to the Company by avoiding certain compensation practices that may incentivize risk

•
Be consistent from both an internal (company) and external (market) perspective

To achieve these objectives, the Company has structured the senior executive officers compensation program in the following manner:
•
Salary levels and merit increases that reflect position responsibilities, competitive market rates, strategic importance of the position and individual performance.

•
Annual cash incentive (i.e., bonus) payments that are based on the Company’s annual financial performance, as approved by the Compensation Committee, and achievement of certain strategic non-financial performance objectives. The Compensation Committee has the discretion to take into consideration extraordinary items that affect income, gain, expense or loss and other factors it may deem relevant.

•
Long-term equity-based incentives that reward outstanding performance with incentives that focus the management team on creating stockholder value over the long term. By granting equity awards to the senior executive officers, the Company provides the senior executive officers with a continuing stake in the Company’s long-term success.

•
Benefit programs that provide all employees, including the senior executive officers, with access to health and welfare benefits. All employees are also eligible to participate in retirement plans sponsored by the Company. The benefit programs are designed to be competitive with peers. To support these objectives, the total compensation (sum of base salary, annual incentive, long-term incentives) and benefits package for the senior executive officers are generally positioned around median competitive levels for commensurate performance, taking into account their relative responsibilities. Actual total compensation in any given year may be above or below the target level and market median, based on individual and corporate performance.
Compensation Decision Process
The Compensation Committee determines the salaries and other forms of compensation to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee currently consists of Messrs. Graft (Chair), Ferri, Saxon, Thomasmeyer and Walker. None of these individuals was an officer or employee of Standard AVB or Standard Bank during the fiscal year ended December 31, 2018, or is a former officer or employee of Standard AVB or Standard Bank.
The Compensation Committee is responsible for establishing and overseeing the executive compensation program, annually reviewing and approving the compensation of the CEO and reviewing and approving the recommendations regarding the compensation of the other senior executive officers. The Compensation Committee makes reference to market data to determine changes in compensation of the senior executive officers, and it weighs a variety of different factors in its deliberations.
The CEO does not play any role in the Compensation Committee’s determination of his own pay. When appropriate, the Compensation Committee meets in executive session absent the CEO. The Compensation Committee does, however, solicit input from the CEO concerning the performance and compensation of the other senior executive officers. The CEO bases his respective recommendations on an assessment of each individual’s performance, external market pay practices, retention risk and the Company’s overall pay philosophy. All senior executive officer compensation decisions are ultimately approved by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has the authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Compensation Committee has engaged the services of an independent compensation consultant, Pearl Meyer & Partners LLC (“Pearl Meyer”), to assist it in evaluating executive compensation programs and in making determinations regarding board of directors’ and senior executive officers’ compensation. In 2017, Peal Meyer performed a competitive assessment of the Company’s executive compensation programs. The annual executive compensation assessment included, but was not limited to, an assessment of Company’s compensation program compared to its peers, recommendations for total direct compensation opportunities (base salary, cash incentives and long-term incentives), an assessment of the Company’s financial performance relative to its peers, and a review of the alignment of pay and performance. The assessment provides the Compensation Committee with a broad array of information from which to evaluate the effectiveness of its compensation programs and serve as a foundation for its compensation decisions. While the Compensation Committee considers input from its independent compensation consultant, its final decisions are based upon many factors and considerations.
The independent compensation consultant reports directly to the Compensation Committee. In addition to advising the Compensation Committee on compensation matters pertaining to the NEOs, the consultant provided limited consulting advice concerning other key employees of the Company. This work was done with the prior knowledge and approval of the Compensation Committee and was not in conflict with the services provided to the Committee.
The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees from the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest.
Assessing Competitive Practice (Peer Groups)
In order to ensure that the Company is providing a competitive executive compensation program that will attract and retain key executive talent, the Company conducts a market-based compensation analysis annually. The Company conducts this market analysis with the assistance of the independent compensation consultant.
Elements of the Compensation Package and 2018 Pay Outcomes
The total compensation package primarily consists of base salaries, annual incentives and long-term incentives. The Company also provides competitive benefits available to all employees in addition to limited retirement benefits.
Base Salaries.   Senior executive officer base salary levels are evaluated by the Compensation Committee on an annual basis. In general, salary ranges are developed considering the results of the independent review of the competitiveness of the total compensation program for the position, as well as overall importance of each position within the organization. The Compensation Committee then takes into consideration the senior executive officer’s performance and contribution to the long-term goals of the Company, leadership, operational effectiveness and experience in the industry, overall competitiveness with market levels, as well as recent operating results, performance targets and other relevant factors.
Fiscal Year 2018 Base Salaries
Name	2018 Salary ($)	2017 Salary ($)	Percent Change
Timothy K. Zimmerman	350,000	312,500	12.0%
Andrew W. Hasley	290,000	280,535	3.3%
Susan A. Parente	192,000	165,000	16.4%
Fiscal Year 2019 Base Salaries
Base salaries for Messrs. Zimmerman, Hasley and Ms. Parente (collectively, the “NEOs”) were increased for 2019 as follows: $360,000 for Mr. Zimmerman, $299,000 for Mr. Hasley and $198,000 for Ms. Parente.
Annual Incentives.   The Compensation Committee established bonus targets for each NEO as a percentage of base salary. For 2018, actual bonuses were paid out as follows:
Name	Target Bonus %	Actual Bonus as % of Base Salary	Actual Bonus Paid in Cash ($)	Actual Bonus Paid in Stock Award ($)(1)
Timothy K. Zimmerman	50%	56.8%	118,125	—
Andrew W. Hasley	40%	42.5%	77,162	—
Susan A. Parente	40%	40.0%	48,077	28,800

(1)
For Messrs. Zimmerman and Hasley, the remaining portion of the bonus was contributed to their accounts under the supplemental executive retirement agreements, which are described herein.

The Company implemented an Executive Incentive Plan (the “EIP”) for the fiscal year ending December 31, 2018. The Compensation Committee engaged Pearl Meyer to assist in the development of the EIP. The purpose of offering cash incentives is to provide structured annual cash award opportunities to key management personnel for their contributions to the achievement of the Company’s strategic objectives.

The 2018 EIP provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depended on the achievement of pre-established performance objectives and ranged from 0% to 150% of target award amounts, depending on the financial measure. Target annual award opportunities for the NEOs are approved by the Compensation Committee and are intended to be competitive in the market in which the Company competes for talent and reflects the level of responsibility of the role.
Other Compensation.   While the majority of each NEO’s compensation packages are comprised of base salary, annual incentives and long-term incentives as discussed above, the Company does provide very limited benefits, which are discussed following our tabular disclosures on the pages that follow.
Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2018 and 2017, certain information as to the total compensation paid to the Company’s Chief Executive Officer, President, and Executive Vice President and Chief Financial Officer.
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Timothy K. Zimmerman Chief Executive Officer	2018	350,000	—	—	—	118,125	106,211	574,336
	2017	312,500	97,813	22,207	—	—	19,458	451,978
Andrew W. Hasley President	2018	290,000	—	—	—	77,162	82,511	449,673
	2017	280,535	173,966	19,904	—	—	21,871	496,276
Susan A. Parente Executive Vice President and Chief Financial Officer	2018	192,000	—	28,800	—	48,077	21,160	290,037
	2017	165,000	36,094	9,093	—	—	15,136	225,323

(1)
Amounts in this column reflect a discretionary bonus that each named executive officer received.

(2)
These amounts represent the aggregate grant date fair value for the restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards are described in note 11 of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
Amounts in this column reflect a bonus paid under the Company’s Executive Incentive Plan.

(4)
For 2018, the amounts in this column reflect what the Company paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the table provided below.

All Other Compensation
Name	Year	Auto Expenses ($)	Long Term Disability ($)	ESOP Contributions ($)(1)	Employer Contributions to 401(k) Plan ($)	SERP Contributions ($)	Total All Other Compensation ($)
Mr. Zimmerman	2018	4,704	2,360	18,064	11,083	70,000	106,211
Mr. Hasley	2018	9,600	—	17,811	11,600	43,500	82,511
Ms. Parente	2018	—	814	12,666	7,680	—	21,160

(1)
The amounts in this column are based on the fair market value of our common stock on December 31, 2018 of  $29.88 per share.

Outstanding Equity Awards at Fiscal Year-End.   The following table sets forth information with respect to the outstanding equity awards as of December 31, 2018 for the NEOs.
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Option Awards			Stock Awards
			Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)(1)(2)
Timothy K. Zimmerman, Chief Executive Officer	7/25/2012	70,500	—	16.50	7/25/2022	—	—
Andrew W. Hasley, President	2/19/2009	7,665	—	18.24	2/19/2019	—	—
	2/17/2010	6,249	—	18.12	2/17/2020	—	—
	2/24/2011	4,031	—	20.02	2/24/2021	—	—
Susan A. Parente, Executive Vice President and Chief Financial Officer	7/25/2012	15,400	—	16.50	7/25/2022	—	—
Other Benefit Plans and Agreements
Employment Agreements.   Timothy K. Zimmerman, Andrew W. Hasley and Susan A. Parente (referred to collectively below as the “executives” or individually as the “executive”) are parties to employment agreements, effective as of January 25, 2018, with Standard AVB and Standard Bank. Standard AVB’s continued success depends to a significant degree on the skills and competence of these executives and the employment agreements are intended to ensure that Standard AVB maintains a stable management base. The employment agreements contain substantially similar terms except for the individual’s title and base salary.
The employment agreements provide for a three-year term and the term renews daily, unless the Board of Directors or executive elects not to extend the term. If the Board of Directors or executive elects not to extend the term of the agreement, the term will become fixed and will end on the third anniversary of the date of the non-renewal. The current base salaries are $360,000 for Mr. Zimmerman, $299,000 for Mr. Hasley and $198,000 for Ms. Parente.
Upon termination of an executive’s employment for cause, as defined in each of the agreements, the executive will receive no further compensation or benefits under the agreement. If Standard AVB terminates the executive for reasons other than for cause or if the executive terminates voluntarily under specified circumstances that constitute a good reason (as defined in the agreements), the executive will receive an amount equal to two times the sum of the executive’s highest annual base salary plus the average of the bonuses earned in the two fiscal years immediately preceding the year of termination of employment, payable in a lump sum on the thirtieth day following the date of termination. Standard AVB, or its successor, will also continue to provide the executive with continued medical, vision and dental coverage, at no cost to the executive, for the remaining term of the agreement but not to exceed eighteen (18) months, and if the remaining term is more than eighteen (18) months, the executive will receive a cash payment equal to the cost of such coverage for the months remaining in the term of the agreement. In order to receive the severance payment and insurance benefits, the executive must execute a release agreement.
In the event of a change in control, followed within eighteen (18) months by the executive’s termination for a reason other than for cause or if the executive terminates voluntarily under specified circumstances that constitute a good reason (as defined in the agreements), the executive will receive an amount equal to three times the sum of the executive’s highest annual base salary plus the average of the bonuses earned in the two fiscal years immediately preceding the year of termination of employment, payable in a lump sum within ten (10) days following the date of termination. Standard AVB, or its successor, will also continue to provide the executive with continued medical, vision and dental coverage for eighteen (18) months, and the executive will receive a lump sum cash payment equal to the cost of such monthly insurance premiums for eighteen (18) months.
Assuming the executives had been terminated in connection with a change in control on December 31, 2018, Mr. Zimmerman, Mr. Hasley and Ms. Parente would have received aggregate severance payments of approximately $1,556,000, $1,300,000 and $747,000, respectively. The agreements also provide for benefits upon the occurrence of an executive’s death or disability.
Change in Control Agreements.   John P. Kline, Christian M. Chelli, Sheila D. Crystaloski and Susan M. DeLuca (referred to below as the “executives” or “executive”) are parties to change in control agreements, effective as of January 25, 2018, except for Mr. Kline, whose agreement was effective as of September 28, 2018. The change in control agreements contain substantially similar terms and provide for a two-year term. The term renews annually, provided that the Board of Directors elects to extend the term. If the Board of Directors elects not to extend the term of the agreement, the term will end on the second anniversary of the date of the non-renewal.
In the event of a change in control, followed by the executive’s termination of employment for a reason other than for cause or if the executive terminates voluntarily under specified circumstances that constitute a good reason (as defined in the agreements), the executive will receive an amount equal to two times the sum of the executive’s annual base salary as of the date of termination of employment plus two times the highest bonus earned by the executive in the three calendar years immediately preceding the year of termination of employment, payable in a lump sum within ten (10) days following the date of termination. Standard AVB, or its successor, will also continue to pay the executive’s medical, vision and dental coverage for eighteen (18) months.
Non-Compete Agreement with David C. Mathews.   Standard Bank had entered into a Non-Compete Agreement with Mr. Mathews, which provided that in order to protect the business, confidential and other proprietary information of Standard Bank, for a period of two years following his termination of employment or retirement, Mr. Mathews would not (i) directly or indirectly solicit any officer or employee to terminate their employment with Standard Bank; (ii) accept employment or become affiliated with any competitor of Standard Bank within 100 miles of where Standard Bank operates (except this provision shall not apply if he is terminated without cause); and (iii) solicit or cause any customer of Standard Bank to terminate an existing business relationship with Standard Bank.
As noted previously, Mr. Mathews retired effective February 27, 2019. As a result, in exchange for the non-compete and non-solicitation provisions Standard Bank will pay Mr. Mathews $40,000, payable in four equal quarterly installments, since he retired after age 64 but before age 65. The first payment was made on the date of Mr. Mathews’ retirement and each subsequent payment shall be made on each three-month anniversary of the date of his retirement.
Supplemental Executive Retirement Agreements.   Standard Bank entered into a supplemental executive retirement agreement with each of Messrs. Zimmerman and Hasley in March 2019. The supplemental executive retirement agreements replace the prior long term incentive for Messrs. Zimmerman and Hasley, which was the long term incentive portion of the 2018 Executive Incentive Plan. Under the terms of the agreements, Messrs. Zimmerman and Hasley are entitled to the value of the vested account balance upon termination of employment.
Pursuant to the agreements, commencing as of December 31, 2018, and on each subsequent December 31, Standard Bank will credit the executive’s account balance with an amount equal to five percent (5.0%) of the executive’s base salary and, in addition, may make a discretionary contribution in an amount up to ten percent (10.0%) of the executive’s base salary, for a total annual maximum contribution of fifteen percent (15.0%) of base salary. Contributions will be made only if the executive is employed with Standard Bank on the date of such contribution. The account balance will be credited with interest as of each December 31 at a rate equal to the average of the Moody’s Aaa Corporate Bond Index over the prior one-year period. For Mr. Hasley only, Standard Bank will not be obligated to make any contributions, other than interest crediting, on and after the date that Mr. Hasley attains age sixty-five (65). As of December 31, 2018, Standard Bank contributed $70,000 and $43,500, respectively, to the accounts of

Mr. Zimmerman and Mr. Hasley, respectively, with such amounts approved after reviewing the independent auditors’ report for the 2018 fiscal year.
For Mr. Zimmerman, the account balance is subject to a vesting schedule, with 50% of the account balance vesting on January 1, 2020 and the remainder vesting on June 30, 2020, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. For Mr. Hasley, the account balance is subject to a five-year vesting schedule, with 20% of the account balance vesting annually, commencing January 1, 2020 and on each subsequent January 1, with 100% vesting on January 1, 2024, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control.
Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Zimmerman or his beneficiary, as applicable. For Mr. Hasley, upon a termination of employment, the account balance will be paid in fifteen substantially equal annual installments, and in the event of Mr. Hasley’s death, the account balance will be paid in a lump sum to his beneficiary.
Equity Incentive Plans.   Standard Financial stockholders approved the Standard Financial Corp. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) in 2012. In addition, Standard AVB assumed the Allegheny Valley Bancorp’s 2011 Stock Incentive Plan (“2011 Plan”), which was previously approved by Allegheny Valley Bancorp’s stockholders. The Equity Incentive Plan provides officers, employees and directors of Standard AVB with additional incentives to promote Standard AVB’s growth and performance. Most of the companies that Standard AVB competes with for directors and management-level employees are public companies that also offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, Standard AVB’s stockholders have given Standard AVB the flexibility it needs to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of its common stock.
The Equity Incentive Plan authorizes the issuance of up to 486,943 shares of Standard AVB common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 347,817 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 139,126. In addition, there remain 77,385 shares of Standard AVB common stock in the 2011 Plan.
The Equity Incentive Plan is administered by the members of Standard AVB’s Compensation Committee. The Compensation Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan. The Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.
On April 7, 2017, stock options granted under the 2011 Plan automatically became stock options for common stock of Standard AVB, subject to an adjustment for the exchange ratio, and all outstanding grants became fully vested.
Tax-Qualified Benefit Plans
401(k) Plan.   Standard Bank maintains the Standard Bank, PaSB 401(k) Plan, administered by Pentegra Retirement Services, which provides benefits to substantially all of Standard AVB’s employees (the “401(k) Plan”). Employees of Standard Bank who are 18 or older and have completed 250 hours during a continuous three-month period are eligible to participate in the 401(k) Plan (“Participants”). Participants may contribute up to 75% of their annual compensation to the 401(k) Plan on a pre-tax basis, subject to limits prescribed by law. Standard Bank provides a 401(k) match equal to 100% of the Participant’s salary deferral on the first 3% of compensation and 50% of the Participant’s salary deferral of the next 2% of compensation, for a maximum employer matching contribution of 4% of a Participant’s pre-tax compensation. Participants are always 100% vested in employer contributions and their salary deferrals. Participants will also become 100% vested in the employer contributions allocated to their accounts upon attainment of normal retirement age or in the event of the participant’s death or disability. Participants may invest their accounts in the investment options provided under the 401(k) Plan. Participants may request a withdrawal from their accounts in the event they incur a financial hardship. A Participant will become eligible for distribution of his or her 401(k) Plan benefit upon termination of employment and a Participant that satisfies certain eligibility requirements may request distributions of certain portions of their account balance while employed. Participants may elect to receive payments of their benefits in a lump sum or in installments, provided that their account balance equal or exceeds $500.
Defined Benefit Pension Plan.   Standard Bank maintains the Standard Bank, PaSB Defined Benefit Pension Plan and Trust (the “Pension Plan”), a noncontributory defined benefit pension plan, which was frozen effective August 1, 2005. Freezing the Pension Plan eliminated all future benefit accruals; however, the accrued benefit as of August 1, 2005 remains. As a frozen plan, future service or salary changes will not increase retirement benefits.
Employee Stock Ownership Plan.   Standard Bank adopted an ESOP for eligible employees in 2010. Eligible employees commenced participation in the ESOP on the later of October 6, 2010 or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period and the attainment of age 21.
The ESOP trustee purchased, on behalf of the ESOP, 178,254 shares of Standard AVB (previously Standard Financial Corp.) common stock issued in the offering and an additional 100,000 shares in the secondary market, for a total of 278,254 shares. The ESOP funded its stock purchase with a loan from Standard AVB equal to the aggregate purchase price of the common stock. The loan is repaid principally through Standard Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the 20-year term of the loan. The interest rate for the loan is an annually adjustable rate equal to the prime rate, as published in The Wall Street Journal, which is currently 5.50%.
The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as Standard Bank repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants will become 100% vested upon the completion of six years of service. Participants who were employed by Standard Bank immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants receive distributions from the ESOP upon separation from service.
The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.
Under applicable accounting requirements, Standard Bank records a compensation expense for the ESOP at the fair value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants result in a corresponding reduction in Standard Bank’s earnings.
Director Compensation
Director Fees.   During the fiscal year ended December 31, 2018, each director of Standard AVB, other than Messrs. Zimmerman, Hasley and Mathews, was paid, on a pro rata basis, an annual fee of  $30,000. The annual fee was unchanged from the prior year. Messrs. Zimmerman, Hasley and Mathews do not receive director fees. Effective January 1, 2018, the Chairman of the Board of Directors received an additional $12,000 retainer annually and the Vice Chairman of the Board of Directors received an additional $7,200 retainer annually. The Chair for the Audit Committee received an additional retainer of $4,000 and all members of the Loan Committee received an additional retainer of  $2,000. There is no additional compensation for other committee service.
Effective January 1, 2019, each director of Standard AVB, other than Messrs. Zimmerman, Hasley and Mathews, will be paid, on a pro rata basis, an annual fee of  $30,000 in cash and $5,000 in restricted stock. Messrs. Zimmerman and Hasley do not receive director fees. As a result of Mr. Mathews’ retirement as a full-time employee of the Company on February 27, 2019, he will receive a pro rata portion of the aforementioned fees for the balance of 2019. Effective January 1, 2019, the Chairman of the Board of Directors will receive an additional $12,000 retainer annually and the Vice Chairman of the Board of Directors will receive an additional $7,200 retainer annually. The Chair for the Audit Committee will receive an additional retainer of  $4,000 and all members of the Loan Committee will receive an additional retainer of  $2,000. There is no additional compensation for other committee service.
The following table sets forth the total fees received by the directors during the fiscal year ended December 31, 2018, other than Messrs. Zimmerman and Hasley:
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Terence L. Graft	42,000	—	—	—	—	—	42,000
John M. Lally	32,000	—	—	—	—	—	32,000
David C. Mathews	—	—	—	—	—	194,522(3)	194,522
Ronald J. Mock	32,000	—	—	—	—	—	32,000
Dale A. Walker	36,000	—	—	—	—	—	36,000
Jennifer H. Lunden(1)	15,000	—	—	—	—	—	15,000
William T. Ferri	30,000	—	—	—	—	—	30,000
Paul A. Iurlano	30,000	—	—	—	—	—	30,000
Gregory J. Saxon	37,200	—	—	—	—	—	37,200
Thomas J. Rennie	30,000	—	—	—	—	—	30,000
R. Craig Thomasmeyer	32,000	—	—	—	—	—	32,000
Horace G. Cofer(2)	16,250	—	—	—	—	—	16,250

(1)
Mrs. Lunden was appointed to the Board of Directors on June 26, 2018.

(2)
Mr. Cofer resigned from the Board of Directors and became a Director Emeritus on June 26, 2018.

(3)
Mr. Mathews was not paid any fees for his service as a director in 2018, however, Mr. Mathews received compensation for his services as an employee of Standard Bank in 2018. Mr. Mathews was the Business Development Coordinator for Standard Bank’s Eastern Region primarily responsible for originating commercial real estate loans. The amount shown in this column includes $185,000 for base salary, $6,667 for the Standard Bank, PaSB 401(k) Plan (“401(k) Plan”) matching contributions, $315 for premiums paid by Standard Bank for group term life insurance and $2,540 for premiums paid by Standard Bank for supplemental long-term disability insurance.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
The Company’s independent registered public accountants for the fiscal year ended December 31, 2018 were S.R. Snodgrass, P.C. (“Snodgrass”). The Audit Committee of the Board has approved the engagement of Snodgrass to be the Company’s independent registered public accountants for the fiscal year ending December 31, 2019, subject to the ratification of the appointment by the Company’s stockholders at the Annual Meeting.
Stockholder ratification of the selection of Snodgrass is not required by the Company’s Bylaws or otherwise. However, the Board will submit the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Snodgrass, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.
Fees Paid to Snodgrass
Set forth below is certain information concerning aggregate fees for professional services rendered by Snodgrass during fiscal years 2018 and 2017.
Audit Fees.   The aggregate fees billed to the Company by Snodgrass for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s annual report on Form 10-K and services that are normally provided by Snodgrass in connection with statutory and regulatory filings and engagements were $135,154 and $138,181 during fiscal 2018 and 2017, respectively.
Audit Related Fees.   The aggregate fees billed to the Company by Snodgrass for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements and that are not already reported in “Audit Fees” above, were $0 and $0 during fiscal 2018 and 2017, respectively. These services were primarily related to the audits of the Company’s employee benefit plans.
Tax Fees.   The aggregate fees billed to the Company by Snodgrass for professional services rendered for tax compliance were $17,434 and $14,908 during fiscal 2018 and 2017, respectively.
Other Fees.   There were no aggregate fees billed to the Company by Snodgrass for professional services rendered during fiscal 2018 and 2017, respectively.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.
Required Vote and Recommendation of the Board
In order to ratify the appointment of Snodgrass as independent registered public accountants for fiscal 2019, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SNODGRASS AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PROPOSAL III — ADVISORY VOTE ON EXECUTIVE COMPENSATION
The compensation of our Principal Executive Officer and our two other most highly compensated executive officers of Standard AVB (“Named Executive Officers”) is described in “PROPOSAL I — ELECTION OF DIRECTORS — Compensation Matters.” Stockholders are urged to read the Compensation Matters section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.
Based on the information and rationale contained in this Proxy Statement, included among other things our performance-driven compensation program, our risk-management, and our adherence to best governance practices, we believe stockholders should vote in favor of the compensation program.
Stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the stockholders of Standard AVB Financial Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL III.

PROPOSAL IV — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS
We are providing stockholders with the opportunity to cast an advisory vote regarding the frequency of future advisory votes on executive compensation. As required by law, our stockholders are entitled to vote on an advisory basis regarding whether Standard AVB should hold the shareholder vote to approve the compensation of our named executive officers every one, two or three years.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors values the opinions expressed by stockholders in these votes and will take into account the outcome of the vote when determining how frequently it will submit future advisory votes on the compensation of our named executive officers.
The Board of Directors believes that an advisory shareholder vote to approve the compensation of our named executive officers should be held every year. For purposes of this proposal, you are being asked to vote on one of four choices (every year, every two years, every three years or abstain). You are not voting to approve or disapprove of the Board’s recommendation.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE ON A NON-BINDING BASIS TO HOLD THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s Executive Office, 2640 Monroeville Boulevard, Monroeville, Pennsylvania 15146, no later than December 17, 2019. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
Advance Notice of Business to be Conducted at an Annual Meeting
Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received generally not later than December 17, 2019.
Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.
The Audit Committee Report included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Report shall not otherwise be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission under such Acts.
An additional copy of the Company’s annual report on Form 10-K for the year ended December 31, 2018, will be furnished without charge upon written or telephonic request to Kim J. Davis, Corporate Secretary, 2640 Monroeville Boulevard, Monroeville, Pennsylvania 15146 or call (412) 856-0363.

MMMMMMMMMMMMMMM C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2019 (May 14, 2019 by 10:00 a.m. Eastern Daylight Time for 401K and ESOP shares). Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/stnd or scan the delete QR code and control # ΔR code — ≈login details are locat shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/stnd Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. To vote as the Board of Directors recommends on all items listed below, sign, date and return this proxy card. A Election of Directors — The Board of Directors recommends a vote FOR each of the nominees. + 1. Election of Directors for a three-year term: For Withhold For Withhold For Withhold 1a - Terence L. Graft 1b - John M. Lally 1c - David C. Mathews 1d - Ronald J. Mock 1e - Dale A. Walker B Proposals— The Board of Directors recommends a vote FOR Proposals 2 and 3 in favor of the 1 year option with respect to Proposal 4. 2. The ratification of the appointment of S.R. Snodgrass, P.C. as the independent registered public accounting firm of Standard AVB Financial Corp. for the fiscal year ending December 31, 2019. For Against Abstain 3. To consider a non-binding proposal to give advisory approval of our executive compensation as described in the proxy statement. For Against Abstain 4. To consider a non-binding proposal to give advisory approval with respect to the frequency that shareholders will vote on our executive compensation. 1 Year 2 Years 3 Years AbstainC Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND030F7A1 U P X 4 1 4 4 8 9MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

2019 Annual Meeting of Stockholders The Courtyard by Marriott - 3962 William Penn Highway Monroeville, Pennsylvania 15146 Tuesday, May 21, 2019 Registration and Seating Available at 8:30 a.m. Eastern Daylight Time Meeting Begins Promptly at 9:00 a.m. Eastern Daylight Time There will be no admission after the meeting begins. To attend the annual meeting, please present this admission ticket and photo identification at the registration desk upon arrival. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/stnd IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 21, 2019 This PROXY is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 21, 2019. Your shares of stock will be voted as you specify. If you sign and date your proxy card, but do not provide instructions, your shares of stock will be voted “FOR” all the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and “FOR” 1 year with respect to Proposal 4. By signing this PROXY, you revoke all prior proxies and appoint the Secretary of Standard AVB Financial Corp. with the power to appoint substitutes, to vote your shares of stock that you would be entitled to cast if personally present at the Annual Meeting of Stockholders, and all adjournments or postponements of the meeting. If you participate in the ESOP or 401K Plans your voting instructions will be given to the Plan Trustees. The Trustee will vote your shares in accordance with your instructions received by 10:00 a.m., Eastern Daylight Time, May 14, 2019. You may also revoke previously given voting instructions by 10:00 a.m., Eastern Daylight Time, May 14, 2019, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions. Your vote is important. You are strongly encouraged to vote your proxy through the Internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign, and date below and return in the enclosed envelope. If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark the voting boxes, only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted. Please mark your vote on the reverse side, date and sign. D Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +